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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in this Amendment No. 6 to the Registration Statement on Form S-1 of our reports dated July 21, 2000, relating to the financial statements and financial statement schedules of Integrated Telecom Express, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
San Jose, CA
August 16, 2000